                                                                    EXHIBIT 3.17

                                                    State of Delaware
                                                    Secretary of State
                                                    Division of Corporations
                                                    FILED: 11:00 A.M. 02/20/1998
                                                    981066463 -- 2948266

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            CRESCENT BEDDING COMPANY

            I, the undersigned, Timothy D. Johnson, the President, Chief Executive Officer and Secretary of Crescent Bedding Company, a Delaware corporation (the "Corporation"), do hereby certify that the following resolution as hereinafter set forth was adopted pursuant to Section 242 of the Delaware Corporation Law Annotated by unanimous written consent of the directors and sole shareholder entitled to vote on an amendment to the Certificate of Incorporation of the Corporation, dated February 20, 1998.

            ARTICLE I of the Certificate of Incorporation of the Corporation be and hereby is amended in its entirety to read as follows:

                                   "ARTICLE I

            The name of the Corporation shall be Crescent Sleep Products
Company."

            IN WITNESS WHEREOF, I have subscribed my name this 20th day of February, 1998.


                                        /s/ Timothy D. Johnson
                                        ----------------------------------------
                                        Timothy D. Johnson

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         CRESCENT SLEEP PRODUCTS COMPANY

            I, the undersigned, Timothy D. Johnson, the Secretary of Crescent Sleep Products Company, a Delaware corporation (the "Corporation"), do hereby certify that the following resolution as hereinafter set forth was adopted pursuant to Section 242 of the Delaware Corporation Law Annotated by a Unanimous Written Action of Directors and a Written Consent of Sole Stockholder, each dated as of March 13, 1998.

            "RESOLVED, that the Article IV of the Certificate of Incorporation of the Corporation as proposed by the Board of Directors of the Corporation and as set forth in Exhibit A attached hereto (the "Amendment") is hereby approved in all respects, thereby amending the original certificate of incorporation of the Corporation."

            IN WITNESS WHEREOF, I have subscribed my name this 13th day of March, 1998.


                                        /s/ Timothy D. Johnson
                                        ----------------------------------------
                                        Timothy D. Johnson

                                                                       EXHIBIT A

                                   "ARTICLE IV

                              A. AUTHORIZED SHARES

            The total number of shares of capital stock which the Corporation has authority to issue is 2,300,000 shares, consisting of:

            (1) 2,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Common Stock"), and

            (2) 300,000 shares of Class B Common Stock, par value $0.01 per share (the "Non-Voting Common").

            The Common Stock and the Non-Voting Common are hereafter collectively referred to as the "Stock."

                                 B. COMMON STOCK

            Except as otherwise provided in this Part B or as otherwise required by applicable law, all shares of Common Stock and Non-Voting Common shall be identical in all respects and shall entitle the holders thereof to the same rights, preferences and privileges, subject to the same qualifications, limitations and restrictions, as set forth herein.

            Section 1. Voting Rights.

            Except as otherwise provided in this Part B or as otherwise required by applicable law, the holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders, and the holders of Non-Voting Common shall have no right to vote on any matters to be voted on by the Corporation's stockholders; provided that the holders of the Non-Voting Common shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Non-Voting Common would receive or be exchanged for consideration different on a per share basis from the consideration received with respect to or in exchange for shares of Common Stock or would otherwise be treated differently from shares of Common Stock, except that shares of Non-Voting Common may, without such a separate class vote, receive or be exchanged for non-voting securities (except as otherwise required by law) which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or in exchange for the Common Stock so long as (i) such non-voting securities are convertible into voting securities on the same terms as the Non-Voting Common is convertible into Common Stock and (ii) all other consideration is equal on a per share basis.

            Section 2. Dividends.

            As and when dividends are declared or paid with respect to shares of Stock, whether in cash, property or securities of the Corporation, the holders of Common Stock and the holders of Non-Voting Common shall be entitled to receive such dividends pro rata at the same rate per share of each class of Stock; provided that (i) if dividends are declared or paid in shares of Common Stock or Non-Voting Common, the dividends payable in shares of Common Stock shall be payable to holders of Common Stock and the dividends payable in shares of Non-Voting Common shall be payable to holders of Non-Voting Common and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Non-Voting Common, at such holder's request, dividends consisting of non-voting securities (except as otherwise required by law) of the Corporation which are otherwise identical to the voting securities and which are convertible into such voting securities on the same terms as the Non-Voting Common is convertible into the Common Stock.

            Section 3. Liquidation.

            The holders of the Common Stock and the holders of the Non-Voting Common shall be entitled to participate pro rata at the same rate per share of each class of Stock in all distributions to the holders of the Stock in any liquidation, dissolution or winding up of the Corporation.

            Section 4. Conversion.

            4A. Conversion of Non-Voting Common.

            (i) In connection with the occurrence (or the expected occurrence as described in (iii) below) of any Conversion Event, each holder of Non-Voting Common shall be entitled to convert into an equal number of shares of Common Stock any or all of the shares of such holder's Non-Voting Common being (or expected to be) distributed, disposed of or sold in connection with such Conversion Event.

            (ii) For purposes of this paragraph 4A, a "Conversion Event" shall mean (a) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof), (c) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Non-Voting Common being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, (d) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934
Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation, and (e) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons (within the meaning of the

1934 Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the Corporation's Board of Directors or a committee thereof). For purposes of this paragraph 4A, a "person" shall include any natural person and any corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization.

            (iii) Each holder of Non-Voting Common shall be entitled to convert shares of Non-Voting Common in connection with any Conversion Event if such holder reasonably believes that such Conversion Event shall be consummated, and a written request for conversion from any holder of Non-Voting Common to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation shall not cancel the shares of Non-Voting Common so converted before the tenth day following such Conversion Event and shall reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of Non-Voting Common are converted into shares of Common Stock in connection with a Conversion Event and such shares of Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Common Stock shall be promptly converted back into the same number of shares of Non-Voting Common.

            4B. Conversion Procedure.

            (i) Unless otherwise provided in connection with a Conversion Event, each conversion of shares of Non-Voting Common into shares of Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Non-Voting Common stating that such holder desires to convert the shares, or a stated number of the shares, of Non-Voting Common represented by such certificate or certificates into Common Stock. Unless otherwise provided in connection with a Conversion Event, each conversion shall be deemed to have been effected as of the close of business on the date an which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Non-Voting Common as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

            (ii) Promptly after the surrender of certificates and the receipt of such written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Common Stock issuable upon such conversion and (b) a certificate representing any Non-Voting Common which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

            (iii) The issuance of certificates for Common Stock upon conversion of Non-Voting Common shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Common Stock.

            (iv) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Non-Voting Common, such number of shares of Common Stock issuable upon the conversion of all outstanding Non-Voting Common. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

            (v) The Corporation shall not close its books against the transfer of Non-Voting Common or of Common Stock issued or issuable upon conversion of Non-Voting Common in any manner which would interfere with the timely conversion of Non-Voting Common. The Corporation shall assist and cooperate with any holder of Non-Voting Common required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Non-Voting Common hereunder (including, without limitation, making any filings required to be made by the Corporation).

            4C. Stock Splits. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Stock, the outstanding shares of the other class of Stock shall be proportionately subdivided or combined in a similar manner.

            Section 5. Registration of Transfer.

            The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Stock. Upon the surrender of any certificate representing shares of any class of Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

            Section 6. Replacement.

            Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the

Corporation (provided that if the holder is a financial institution or other 'institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

            Section 7. Notices.

            All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

            Section 8. Amendment and Waiver.

            No amendment or waiver of any provision of this Part B shall be effective without the prior approval of the holders of a majority of the then outstanding Non-Voting Common voting as a separate class."

                                                     State of Delaware
                                                     Secretary of State
                                                     Division of Corporations
                                                     FILED: 02:30 PM. 01/20/1998
                                                     981022685 - 2948266

                          CERTIFICATE OF INCORPORATION
                                       OF
                            CRESCENT BEDDING COMPANY

            THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate, and does certify that the facts herein stated are true:

                                    ARTICLE I

            The name of the Corporation shall be Crescent Bedding Company.

                                   ARTICLE II

            The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The registered agent of the Corporation at that address is The Corporation Trust Company.

                                   ARTICLE III

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

            The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

                                    ARTICLE V

            The following provisions shall govern the management of the business and the conduct of the affairs of the Corporation and shall define, limit and regulate the rights and powers of the Corporation and the Board of Directors and stockholders:

            1. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

            2. The Board of Directors shall consist of the number of directors provided for in the By-Laws. Elections of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

            3. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by the director as a director; provided, however, that this Section 3 shall not eliminate or limit the liability of a director to the extent provided by applicable law (a) for any breach of the duty of loyalty of the director to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any unlawful action under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section 3 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal. If the laws of the State of Delaware are hereafter changed to permit further elimination or limitation of the liability of directors, then the liability of each director of the Corporation shall thereupon be eliminated or limited to the fullest extent then permitted by law.

            4. The Board of Directors shall have concurrent power with the stockholders to adopt, alter, amend or repeal the By-Laws of the Corporation.

            5. In addition to the powers and authority herein or by law expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Certificate of Incorporation and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                                   ARTICLE VI

            Subject to the provisions of this Certificate of Incorporation, the Corporation reserves the right to alter, amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights of stockholders or others hereunder are subject to such reservation.

                                   ARTICLE VII

            Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

                                  ARTICLE VIII

            The name and mailing address of the incorporator are as follows:

            Andrew J. Ritten
            Faegre & Benson LLP
            2200 Norwest Center
            90 South Seventh Street
            Minneapolis, MN 55402-3901

Dated: January 20, 1998


                                        /s/ Andrew J. Ritten
                                        ----------------------------------------
                                        Andrew J. Ritten, Incorporator

                                    Exhibit B